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                                                                   Exhibit 10.78

              MUTUAL TERMINATION OF DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT is made as of this 22nd day of December, 2003, by and between SELECT MEDICAL CORPORATION, a Delaware corporation ("Employer"), and ROCCO A. ORTENZIO, an individual ("Executive").

                                   BACKGROUND

         A. Employer and Executive executed and delivered that certain Deferred Compensation Agreement, dated January 1, 2000 (the "Agreement"), pursuant to which Employer and Executive agreed that Executive's compensation for the period beginning on March 1, 1997 and ending on December 31, 2000 (with interest thereon as therein provided) would be deferred and paid as therein provided.

         B. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

         C. The parties hereto now mutually desire to terminate the Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         1. Mutual Termination of the Agreement. The Agreement is hereby terminated effective on December 22, 2003. Notwithstanding anything contained to the contrary in Section 4 of the Agreement, all amounts credited to the Account will be paid to Executive on or before December 26, 2003. Upon receipt of such amounts, Executive shall be deemed to have fully released Employer from any obligation relating to, or arising under, the Agreement.

         2. Binding Effect. This instrument shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         3. Entire Agreement. This is the entire agreement between the parties hereto regarding the matters described herein, and there are no other terms, conditions, provisions or statements, oral or otherwise, of any kind whatsoever.

         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument, under seal, as of the day and year first above written.

                                    SELECT MEDICAL CORPORATION, a Delaware
                                    corporation

                                    By: /s/ Michael E. Tarvin
                                        ---------------------------------------
                                             Michael E. Tarvin,
                                             Senior Vice President

                                         /s/  Rocco A. Ortenzio
                                         --------------------------------------